Exhibit 10.10

EXHIBIT A Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement In consideration and as a condition of my employment by Scholar Rock LLC, a Delaware limited liability company (along with its Affiliates the "Company"), I hereby agree as follows: I. Proprietary Information. I agree that all Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary information, whether or not in writing, whether or not disclosed before or after I was first employed by the Company, concerning the Company's business, technology, business relationships or financial affairs that the Company has not released to the general public (collectively, "Proprietary Information"), and all tangible embodiments thereof: are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, Information. I will deliver to the Company all copies and other tangible embodiments of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment. 3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary in formation. methods, policies, resolutions, notes, email correspondence, negotiations or litigation; (b) marketing information, methods, customer identities about customers, prospect including strategies, or other information identities or other 4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company's business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the president of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist. information about prospects, or market analyses or projections: (c)f7nancial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists: and technological infixmation, specifications, manuals, forms, (d) operational and including plans, templates, software, designs. methods, procedures, formulas, discoveries, inventions, improvements, biological or chemical materials, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary 5. Developments. I hereby assign and transfer Information (I) information Company from includes, without limitation, and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns, all my right, title and interest in and to all Developments that: (a) are created, developed, made, conceived or reduced to practice by me (alone or jointly with received inconfidence by the its customers or suppliers or other third parties, and (2) all biological or chemical materials and other tangible embodiments of the Proprietary Information. others) or under my direction Recognition of Company's Rights. I will (collectively, "conceived") during the period of my employment and six (6) months thereafter and that relate to the business of the Company or to products, methods or services being researched. developed, manufactured or sold by the Company; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises, Proprietary Information or personal property (whether tangible or 7 not, at any time, without the Company's prior written permission, either during or after my employment, disclose or transfer any Proprietary Information to anyone outside of the Company, or usc or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the

NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

intangible) owned, licensed or leased by the Company (collectively, "Company-Related Developments"), and all patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide claiming, covering or otherwise arising from or pertaining to Company-Related Developments (collectively, "Intellectual Property Rights"). I further agree that "Company-Related Developments" include, without limitation, all Developments that (i) were conceived by me before my employment, (ii) relate to the business of the Company or to products, methods or services being researched, developed, manufactured or sold by the Company, and (iii) were not subject to an obligation to assign to another entity when conceived. I will make full and prompt disclosure to the Company of all Company-Related Developments, as well as all other Developments conceived by me during the period of my employment and six (6) months thereafter. I acknowledge that all work performed by me as an employee of the Company is on a "work for hire" basis. I hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments. "Developments" mean inventions, discoveries, designs, developments, methods, modifications, improvements, processes, biological or chemical materials, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, audio or visual works, and other works of authorship.

To preclude any possible uncertainty, I have set forth on Appendix A attached hereto a complete list of Developments conceived by me before my employment that are not Company-Related Developments ("Prior Inventions"). I have also listed on Appendix A all patent rights of which I am an inventor, other than those contained within Intellectual Property Rights ("Other Patent Rights"). If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or research or development program or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license (with the full right to sublicense through multiple tiers) to make, have made, modify, use, offer for sale, import and sell such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company's prior written consent.

I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

6. **Documents and Other Materials**. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments conceived by me, which records will be available to and remain the sole property of the Company at all times. All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, materials or other written, photographic or other tangible material containing or embodying Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. In the event of the termination of my employment for any reason, I will deliver to the Company all of the foregoing, and all other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies. Any property situated on the Company's premises and owned by the Company, including laboratory space, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice.

7. **Enforcement of Intellectual Property Rights**. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights, as well as all other patent rights, trademarks, copyrights and other intellectual property rights in all countries and territories worldwide owned by or licensed to the Company. I will sign, both during and after the term of this Agreement, all papers, including copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or Intellectual Property Rights. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the

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NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies. Company as my agent and attorney-in-fact to execute any such papers on my be hal f. and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the same. 8. Non-Competition and Non-Solicitation. In order to protect the Company's Proprietary Information and good will, during my employment and for a period of twelve (12) months following the termination of my employment for any reason (the "Restricted Period"), I will not directly or indirectly, whether as owner, partner, shareholder, director, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any business activity anywhere in the world that develops. manufactures or markets products or services in the Company's Field of Business (as defined below). or that develops or manufactures any products. or performs any services, that are otherwise competitive with the products or services of the Company, or products or services that the Company has under development or that were the subject of active planning during the last twelve (12) months of my employment; provided that this will not prohibit any possible investment in publicly traded stock of a company representing less than one percent of the stock of such company.In addition, during the Restricted Period, I will not, directly or indirectly, in any manner, other than for the benefit of the Company, (a) call upon, solicit, divert or take away any of the customers, business or prospective customers of the Company or any of its suppliers, and/or (b) solicit, entice or attempt to persuade any other employee or consultant of the Company to leave the services of the Company for any reason. I acknowledge and agree that if I violate any of the provisions of this Section 8, the running of the Restricted Period will be extended by the time during which I engage in such violation(s). For purposes of this Section, the Company's Field of Business shall mean research. discovery, design, manufacture, I 0. Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to retrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. II. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief. 12. Use of Voice, Image and Likeness. I give clinical development, seeking of regulatory the Company permission to use my voice, image or likeness, with or without using my name, for the purposes of advertising and promoting the Company, or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law. approvals, marketing and/or commercialization of (i) antibodies, (ii) antigens or (iii) engineered protein-or amino acid-based agents for all uses and indications in humans or animals that act through modulation (including either as agonists or antagonists) of the activity of protein growth factors belonging to the Transforming Growth Factor-superfamily. 13. Publications and Public Statements. I will obtain the Company's written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, 9. Government Contracts. I acknowledge that the Company may have trom time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under 3

NON-COMPETITION, NON-SOLICITATION, CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

14. **No Employment Obligation**. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, subject to the terms of the Employment Agreement to which this Agreement is attached as Exhibit A, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason.

15. **Survival and Assignment by the Company**. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its Affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or Affiliate to whose employ I may be transferred without the necessity that this Agreement be re-executed at the time of such transfer.

16. **Exit Interview**. If and when I depart from the Company, I may be required to attend an exit interview and sign an "Employee Exit Acknowledgement" to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement. For twelve (12) months following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.

17. **Disclosure during the Restricted Period**. During the Restricted Period, I will (i) provide a copy of this Agreement to any prospective employer, partner or co-venturer prior to entering into a business relationship with such person or entity, and (ii) notify the Company of any such business relationship.

18. **Severability**. In case any provisions (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

19. **Entire Agreement**. This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof will be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of such terms, covenants or conditions.

20. **Interpretation**. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the state and federal courts situated within Suffolk County, Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts. As used in this Agreement, "including" means "including but not limited to".

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I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY USING BELOW I CERTIFY THATH I HAVE REAS THIS AGREEMENT CAREFULLY AND SATISFIED THAT I UNDERSTAND IT COMPLETELY. IN WITNESS WHEREOF, the undersigned has executed this agreement as scaled instrument as of the date set forth below. Signed Nagesh Mahantrappa

APPENDIX A To: Scholar Rock, LLC From: Nagesh Mahanthappa Date: October_, 2012 SUBJECT: Prior Inventions The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company: X No inventions or improvements See below: Additional sheets attached The following is a list of all United States patents and patent applications in which I have been named as an inventor (note that foreign counterparts were filed in all cases, but status is not known to me as oftoday's date): None X See below: Issued Patents 7,144,997 7,138,492 6,884,770 6,767,888 6,750,196 6,087,323 5,681,568 Vertebrate embryonic patterning-inducing proteins, compositions and uses related therto Method of treating dopaminergic and GABA-nergic disorders Methods and compositions for treating or preventing peripheral neuropathies Neuroprotective methods and reagents Methods of treating disorders of the eye Use of neuregulins as modulators of cellular communication Device for delivery of substances and methods of use thereof Patent Applications 20100144616 20080221037 20070254364 20070048286 20040235739 20040220096 20030162698 Neuroprotective methods and reagents Methods and compositions for treating disorders involving excitotoxicity Methods and compositions for treating disorders involving excitotoxicity Method of treating dopaminergic and GABA-nergic disorders Neuroprotective methods and reagents Method and compositions tor treating dopaminergic and gabanergic disorders METHODS AND COMPOSITIONS FOR TREATING DOPAMINERGIC AND GABA-NERGIC DISORDERS 20030 I 19729 METHOD OF TREATING DOPAMINERGIC AND GABA-NERGJC DISORDERS

20030083242 METHODS AND COMPOSITIONS FOR TREATING OR PREVENTING PERIPHERAL NEUROPATHIES NEUREGULINS AS MODULATORS OF CELLULAR COMMUNICATION VERTEBRATE EMBRYONIC PATTERNING-INDUCING PROTEINS, 20030040465 20020045206 COMPOSITIONS AND USES RELATED THERTO